QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

[EXACT SCIENCES LOGO]	Press Release
FOR IMMEDIATE RELEASE For further information
Media:	Investor Relations & Corporate Communications:	EVP & CFO:
Peggy Kochenbach Fleishman-Hillard P: (617) 267-8223 E: kochenbp@fleishman.com	Amy Hedison EXACT Sciences P: (508) 683-1252 E: ahedison@exactsciences.com	John McCarthy EXACT Sciences P: (508) 683-1275 E: jmccarthy@exactsciences.com

EXACT SCIENCES ANNOUNCES FOURTH QUARTER AND
YEAR END 2003 RESULTS

MARLBOROUGH, Mass.—(January 26, 2004)—EXACT Sciences Corporation (NASDAQ: EXAS) announced today financial results for the fourth quarter and fiscal year ending December 31, 2003.

For the quarter ending December 31, 2003, revenues totaled $1.2 million, versus revenues of $0.4 million for the quarter ending December 31, 2002. For the fourth quarter of 2003, revenues reflect the amortization of up-front license fee payments from Laboratory Corporation of America® Holdings (LabCorp®), royalties on sales of PreGen-Plus™, and sales of Effipure™ units to LabCorp.

Net loss for the quarter ending December 31, 2003 totaled $5.7 million, or $0.30 per share, compared to a net loss of $7.0 million, or $0.38 per share, for the quarter ending December 31, 2002. Pro forma net loss for the fourth quarter of 2003, which excludes $0.1 million of non-cash stock-based compensation charges, totaled $5.6 million, or $0.29 per share, compared to pro forma net loss of $6.6 million, or $0.36 per share for the fourth quarter of 2002, which excludes $0.4 million of non-cash stock-based compensation charges.

For the year ending December 31, 2003, revenues totaled $2.9 million, versus revenues of $0.9 million for the year ended December 31, 2002. Net loss for the year ending December 31, 2003 totaled $28.3 million, or $1.50 per share, compared to a net loss of $29.9 million, or $1.62 per share, for the year ended December 31, 2002. Pro forma net loss for the year ending December 31, 2003, which excludes $1.1 million of non-cash stock-based compensation charges, totaled $27.2 million, or $1.44 per share, compared to pro forma net loss of $27.8 million, or $1.51 per share for the year ended December 31, 2002, which excludes $2.0 million of non-cash stock-based compensation charges.

The majority of the revenues for the fourth quarters and years ending December 31, 2003 and 2002 were attributable to the amortization of upfront license fee payments related to the Company's strategic collaboration with LabCorp. In the fourth quarter of 2003, EXACT Sciences recognized its first royalty payments on sales of PreGen-Plus by LabCorp. Through December 31, 2003, royalty revenues from LabCorp were recognized on a cash basis as LabCorp was paid by third-party payors. Beginning in the first quarter of 2004, EXACT Sciences expects to recognize royalty revenue from completed tests on an accrual basis.

As of December 31, 2003, EXACT Sciences had approximately $28 million in cash, cash equivalents and short-term investments available to fund its operations.

"EXACT Sciences became a commercial company in the fourth quarter of 2003," stated Don Hardison, EXACT Sciences' President and CEO. "With the August 2003 launch of PreGen-Plus, we met the most important commercial objective we had laid out for ourselves. Since that time, we have worked closely with LabCorp to understand physicians' and patients' reactions to the availability of PreGen-Plus as a new, accurate and non-invasive screening option for colorectal cancer. While we are still in the early stages of PreGen-Plus' commercial availability, we are encouraged by the steady increase in the number of orders, as well as those situations where physicians are ordering PreGen-Plus for multiple patients. We believe that, when educated about the benefits of PreGen-Plus, physicians will be excited about the opportunity to increase the effectiveness of the colorectal cancer screening they provide to their patients. One success we are sharing is that, despite the early stage of our commercial launch, we already know that PreGen-Plus has detected a pre-cancerous lesion in a patient. We have always said that we believe we can save lives with our PreGen-Plus technology, and now we have proof of that capability.

"In order to further promote our sales and commercialization efforts, we and LabCorp have instituted a number of new and enhanced sales programs. In addition, new communication tools and sales support efforts have also been implemented that are aimed at making it easier for the sales representatives to replicate successes and share best practices.

"Having learned a great deal from our first few months on the market, we are eager to move forward in 2004, and beyond. Our ability to achieve our corporate goals over the next 24 months will be driven in large part by our efforts to publish our multi-center study results in a peer-reviewed journal. This will add important clinical information to the expansive body of published clinical data we have compiled to date. We believe that publication in a peer-reviewed journal will drive other decisions and actions that should have a positive impact on the success of PreGen-Plus. For instance, we believe that an accepted publication will lead to consideration of PreGen-Plus for inclusion in screening guidelines and, in turn, lead to PreGen-Plus becoming a standard of care in colorectal cancer screening. Further, we believe that publication and inclusion in guidelines will lead to positive reimbursement policy, which we expect will, in turn, lead to greater sales of PreGen-Plus.

"We believe that we have put the programs in place that will allow us to achieve our corporate objectives over the next few years. We are confident that once we accomplish the foregoing market- acceptance catalysts, PreGen-Plus will be in a position to become one of the biggest diagnostic products on the market. Our goal over the next three to four years is to reach approximately 1% of the then more than 80 million people aged 50 and over in the United States who should be screened regularly for colorectal cancer. That translates into almost one million tests annually—a significant commercial objective for us. We believe that reaching this objective also would mean that we could meaningfully reduce the mortality associated with colorectal cancer."

Operating Highlights

Commercial

  •
  Since the commercial launch of PreGen-Plus, LabCorp has accessioned more than 500 tests. As test volumes have steadily grown since the August 2003 launch of PreGen-Plus, the majority of these tests have not completed the processing and billing cycle. Through December 31, 2003, LabCorp has received payment on nearly 100 tests, which represents the preponderance of tests that have completed the full billing cycle, and upon which EXACT Sciences has recorded its royalty revenue. The royalty payment per test for those tests recorded into revenue by EXACT Sciences in 2003 averaged in excess of $100 per test.

  •
  Insurers that have paid for PreGen-Plus include those that have provided written or verbal policy regarding the payment of PreGen-Plus, as well as those that have not yet promulgated any policies.

  •
  EXACT Sciences has worked with LabCorp to identify areas that require specific focus, and LabCorp has instituted several programs that the companies believe will result in an increase in effective sales calls by the LabCorp sales representatives.

Alliances and Business Development

  •
  Since our PreGen-Plus license agreement with LabCorp was signed in June 2002, EXACT Sciences has been actively working with LabCorp to improve the performance characteristics of PreGen-Plus and its market acceptance through the incorporation of technical changes such as Effipure. In addition, the August 2003 commercial launch of PreGen-Plus enabled EXACT Sciences and LabCorp to refocus their efforts on new product-launch initiatives to help stimulate demand for the test. EXACT Sciences and LabCorp amended this license agreement on January 19, 2004 to, among other things, restructure certain product development milestones and increase the level of the companies' collaboration on sales initiatives and test enhancements. As a result, of the remaining $45 million in potential milestone payments from LabCorp, up to $15 million now relates to certain clinical guideline acceptance and policy-level reimbursement approvals, and up to $30 million now relates to the achievement of certain significant PreGen-Plus revenue thresholds by LabCorp.

Clinical

  •
  Results from the Company's multi-center study of PreGen-Plus versus fecal occult blood testing (FOBT) were presented at the American College of Gastroenterology's Annual Conference in October 2003. Topline results from the study indicated that the primary endpoint of demonstrating the superiority of PreGen-Plus in detecting colorectal cancer compared to Hemoccult II®, the most widely ordered FOBT, was achieved with strong statistical significance. PreGen-Plus was shown to be more than four times more sensitive than Hemoccult II, in detecting the earliest stage, most curable colorectal cancers (57% versus 13%), and four times more sensitive in detecting any colorectal cancer (52% versus 13%). The results of this study reflect the performance of the Company's original, bead-based version of PreGen-Plus. The currently available commercial version of PreGen-Plus incorporates certain technology improvements, including the Company's proprietary sample preparation technology, Effipure, which the Company believes enhances the performance of PreGen-Plus.

  •
  A manuscript discussing the results from the multi-center study has been submitted to a top-tier medical journal. The timing of any acceptance of the manuscript by a peer-reviewed medical journal, and its subsequent publication, is outside the control of the Company.

Research and Development

  •
  The Company is currently focusing its applied research efforts on improving the performance characteristics of PreGen-Plus. The Company believes that it can increase the sensitivity of the test both for colorectal cancer and for pre-cancerous lesions. In addition, the Company's applied research group is looking at ways to reduce the complexity of the test, in order to improve the throughput and reduce the cost of performing the test. Due to the configuration of the test, and EXACT Sciences' relationship with LabCorp, the Company believes improvements to the technology can be integrated into the commercial assay in an efficient and rapid manner.

  •
  In December 2003, articles on the Company's technology were published in two journals, Diagnostic Molecular Pathology and Clinical Colorectal Cancer.

  •
  In 2003, the Company was issued three new United States patents, bringing its total issued U.S. patent portfolio to 30, with 29 U.S. patent applications pending.

Fourth Quarter and Year End 2003 Conference Call

EXACT Sciences will host a conference call discussing the Company's fourth quarter and year-end 2003 operating and financial results, and 2004 outlook, at 8:30 a.m. EST on Tuesday, January 27, 2004. A live Webcast of the conference call, as well as an archived version following the completion of the call, will be available at www.exactsciences.com by clicking on the Investor Relations link. The conference call and Webcast are open to all interested parties.

Information for the call is as follows:

Domestic callers:	877-809-1575
International callers:	706-679-5918

A replay of the conference call will be available two hours following the completion of the conference call, for 48 hours. Information for the replay is as follows:

Domestic callers:	800-642-1687
International callers:	706-645-9291
PIN #:	4886162

About EXACT Sciences Corporation

EXACT Sciences Corporation is an applied genomics company that develops and commercializes proprietary DNA-based tests for the early detection of cancer. Its first commercial test, PreGen-Plus™, is used for screening colorectal cancer in the average-risk population. Colorectal cancer, which is the most deadly cancer among non-smokers, is curable if detected early. Despite the availability of colorectal cancer screening and diagnostic tests for more than 20 years, however, the rate of early detection of colorectal cancer remains low, and deaths from colorectal cancer remain high. EXACT Sciences believes its genomics-based technologies will enable early detection of colorectal cancer so that more people can be effectively treated. Founded in 1995, EXACT Sciences is based in Marlborough, Mass. Detailed information on EXACT Sciences and PreGen-Plus can be found on the World Wide Web at www.exactsciences.com and www.pregenplus.com.

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, EXACT Sciences' expectations concerning its future revenues and expenses, its business outlook and business momentum, its clinical trials, the commercial availability of its technologies, and the effectiveness and market acceptance of its technologies. These statements are neither promises or guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond EXACT Sciences' control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, the inability of EXACT Sciences to commercialize its products and services and become profitable; the success of its strategic relationship with LabCorp; its ability to license certain technologies or obtain raw materials; the inability to prove the superiority of PreGen-Plus; the inability to convince Medicare and other third-party payors to provide adequate reimbursement for EXACT Sciences' products and services; the failure to convince medical practitioners to order tests using EXACT Sciences' technologies; the inability to increase the performance of the PreGen-Plus test; the inability of EXACT Sciences or LabCorp to lower costs through automating and simplifying key operational processes; the exclusion of PreGen-Plus from cancer screening guidelines; the uncertainty regarding how many people decide to be screened for colorectal cancer using our technologies; competition; the failure to comply with federal and state statutes and regulations relating to EXACT Sciences' products and services, including FDA requirements, the U.S. Department of Transportation and the Clinical Laboratory Improvement Amendments; the inability to protect EXACT Sciences' intellectual property and the cost of enforcing or defending EXACT Sciences in litigation relating to intellectual property rights; the possibility that other companies will develop and market novel or improved methods for detecting colorectal cancer; and the inability to raise additional capital on acceptable terms. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. EXACT Sciences undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by EXACT Sciences, see the disclosure contained in EXACT Sciences' public filings with the Securities and Exchange Commission including, without limitation, its most recent Annual Report on Form 10-K and subsequent SEC filings.

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Statement of Operations Data

	Three Months Ended December 31,
In thousands, except per share data
	2003	2002
Revenues:
Product royalty	$8	$—
License fees	1,155	405
Product revenue	6	3

Total revenues	1,169	408
Gross Profit:
Product royalty	7	—
License fees	1,155	405
Product revenue	1	—

Total gross profit	1,163	405
Operating Expenses:
Research and development	3,167	4,749
Selling, general and administrative	3,678	2,482
Stock-based compensation (1)	131	387

Total operating expenses	6,976	7,618

Loss from operations	(5,813)	(7,213)
Interest income	102	205

Net loss	$(5,711)	$(7,008)

Pro forma net loss (2)	$(5,580)	$(6,621)

Net loss per share:
Basic and diluted	$(0.30)	$(0.38)

Pro forma basic and diluted (2)	$(0.29)	$(0.36)

Weighted average common shares outstanding:
Basic and diluted	19,093	18,642

Pro forma basic and diluted	19,093	18,642

Pro forma reconciliation:
Net loss	$(5,711)	$(7,008)
Stock-based compensation (1)	131	387

Pro forma net loss	$(5,580)	$(6,621)

(1)
Represents a non-cash expense.

(2)
Excludes non-cash stock-based compensation.

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Statement of Operations Data

	Year Ended December 31,
In thousands, except per share data
	2003	2002
Revenues:
Product royalty	$8	$—
License fees	2,871	886
Product revenue	22	11

Total revenues	2,901	897
Gross Profit:
Product royalty	7	—
License fees	2,871	886
Product revenue	1	2

Total gross profit	2,879	888
Operating Expenses:
Research and development	17,084	19,989
Selling, general and administrative	13,515	9,701
Stock-based compensation (1)	1,118	2,043

Total operating expenses	31,717	31,733

Loss from operations	(28,838)	(30,845)
Interest income	498	962

Net loss	$(28,340)	$(29,883)

Pro forma net loss (2)	$(27,222)	$(27,840)

Net loss per share:
Basic and diluted	$(1.50)	$(1.62)

Pro forma basic and diluted (2)	$(1.44)	$(1.51)

Weighted average common shares outstanding:
Basic and diluted	18,911	18,433

Pro forma basic and diluted	18,911	18,433

Pro forma reconciliation:
Net loss	$(28,340)	$(29,883)
Stock-based compensation (1)	1,118	2,043

Pro forma net loss	$(27,222)	$(27,840)

(1)
Represents a non-cash expense.

(2)
Excludes non-cash stock-based compensation.

EXACT SCIENCES CORPORATION

Condensed Unaudited Balance Sheet Data

(In thousands)

	December 30, 2003	December 31, 2002
Assets
Cash and cash equivalents	$14,200	$17,439
Short-term investments	13,607	26,407
Prepaid expenses	1,283	1,110
Property and equipment, net	2,919	2,256
Patent costs, net and other assets	2,672	2,874

Total assets	$34,681	$50,086

Liabilities and stockholders' equity
Total current liabilities	6,724	5,244
Deferred licensing fees, less current portion	15,729	6,493
Total stockholders' equity	12,228	38,349

Total liabilities and stockholders' equity	$34,681	$50,086

—###—

QuickLinks

  Exhibit 99.1
EXACT SCIENCES ANNOUNCES FOURTH QUARTER AND YEAR END 2003 RESULTS
EXACT SCIENCES CORPORATION Selected Unaudited Financial Information Statement of Operations Data
EXACT SCIENCES CORPORATION Selected Unaudited Financial Information Statement of Operations Data
EXACT SCIENCES CORPORATION Condensed Unaudited Balance Sheet Data (In thousands)